UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2018

LIQUIDITY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6931 Arlington Road, Suite 200, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 467-6868

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company † []

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. †                                     []

Item 1.01. Entry into a Material Definitive Agreement.

On July 10, 2018, Liquidity Services, Inc., a Delaware corporation (the “Company”), entered into a definitive agreement to purchase all of the issued and outstanding capital stock of Machinio Corp., a Delaware corporation (“Machinio”), pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, Machinio, its stockholders (the “Sellers”), including, among others, Dmitriy Rokhfeld and Dan Pinto (together, the “executives”) and Shareholder Representative Services LLC, a Colorado limited liability company (solely in its capacity as representative, agent and attorney-in-fact for the Sellers). Machinio, headquartered in Chicago, Illinois and with a second office in Berlin, Germany, operates a leading global online platform for listing used equipment for sale in the construction, machine tool, transportation, printing and agriculture sectors.

The consideration paid to the Sellers for the acquisition of Machinio equity was approximately $20 million in cash and Company equity, including the acquisition of Machinio cash of approximately $1.5 million at the closing and the working capital adjustment (for a net cash purchase price of approximately $16.7 million) and shares of restricted stock of the Company issued in a private placement to the executives in exchange for their shares of Machinio stock valued at approximately $2 million (the “Purchase Private Placement”). Such Company restricted stock is subject to a 12-month resale restriction following the closing. All outstanding vested, in-the-money Machinio stock options were converted into the right to receive cash, net of the exercise price, which was paid out of the cash portion of the purchase price. In-the-money unvested Machinio options were converted into non-qualified options to purchase Company common stock. Out-of-the-money Machinio options were canceled. Further, the Sellers are eligible to receive earn-out consideration of up to $5 million in cash, payable based on Machinio’s achievement, on a stand-alone basis, of certain financial targets for the 12-month period ended December 31, 2019.

The purchase price is subject to customary post-closing price adjustments to true-up the at-closing amounts of working capital, debt and Machinio transaction costs. Further, $3 million of the cash consideration otherwise payable to the Sellers at the closing was deposited into escrow as partial security against indemnity claims. The Purchase Agreement contains customary representations, warranties and covenants of the parties. The executives also agreed not to directly or indirectly engage in certain activities that would compete with Machinio, and not to directly or indirectly solicit or otherwise interfere with Machinio’s or Company’s relationships with its employees and customers for five years after closing.

The Purchase Agreement also contains indemnification obligations of each party, subject to the basket and caps set forth in the Purchase Agreement, with respect to breaches of representations, warranties and covenants and certain other specified matters. The Sellers’ indemnification obligations may also be satisfied pursuant to the Company's set-off rights against amounts payable in connection with the earn-out described above.

In connection with the acquisition, the Company also agreed to issue restricted stock units and restricted stock awards valued at approximately $5.0 million in the aggregate to Machinio’s executives and employees. The restricted stock units and restricted stock awards will be subject to performance-based vesting, based upon the achievement of certain annual revenue and adjusted EBITDA targets through calendar year 2021, in each case, subject to each recipient’s continued employment with the Company on such vesting dates and other standard terms and conditions set forth in the respective grant agreements. The value of these grants will be recorded as future equity-related compensation expense. The grants of performance-based restricted units and restricted stock awards relate to 702,003, of which 370,370 shares of Liquidity Services common stock in the aggregate. The restricted stock units and restricted stock awards were issued: (i) in a private placement to the executives (the “Incentive Private Placement”); (ii) under the Machinio equity plan assumed by the Company at closing; and (iii) under the Company’s Second Amended and Restated 2006 Omnibus Long-Term Incentive Plan.

Item 3.02.	Unregistered Sales of Equity Securities.
Pursuant to the Purchase Private Placement and the Incentive Private Placement (collectively, the “Private Placements”) described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, on July 10, 2018, the Company issued: (i) 297,014 shares of restricted Company common stock; and (ii) restricted stock units relating to 370,370 shares of Company common stock to the executives, each of whom is an “accredited investor,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”). The restricted stock and restricted stock units were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. Each of the individuals receiving restricted stock or restricted stock units in the Private Placements represented that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Item 7.01. Regulation FD Disclosure.

On July 10, 2018, the Company issued a press release announcing the completion of the acquisition of Machinio. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information contained in this Item 7.01 of Current Report on Form 8-K and Exhibit 99.1 attached hereto (the “7.01 Information”) will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will the 7.01 Information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release of the Company announcing the acquisition of Machinio Corp., dated July 10, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: July 10, 2018	By:	/s/	Mark A. Shaffer
	Name:		Mark A. Shaffer
	Title:		Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release of the Company announcing completion of the transaction, dated July 10, 2018

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